Exhibit 5.1

Peccole Professional Park 10080 West Alta Drive, Suite 200 Las Vegas, Nevada 89145 702.385.2500 fax 702.385.2086 hutchlegal.com

January 31, 2023

Board of Directors
SANUWAVE Health, Inc.
11495 Valley View Road
Eden Prairie, Minnesota 55344

Re:	SANUWAVE Health, Inc./Amendment to Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to SANUWAVE Health, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (“SEC”), on or about the date hereof, pursuant to the federal Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. 333-267731) (the “Registration Statement”) covering the possible resale of up to 1,929,282,686 shares of the Company’s common stock, $0.001 par value (“Common Stock”), consisting of: (1) 504,388,591 shares of Common Stock issuable upon the exercise of certain Common Stock Purchase Warrants with an exercise price of $0.067 per share of Common Stock (the “First Warrant Shares”), as described in the Registration Statement; (2) 504,388,591 shares of Common Stock issuable upon the exercise of certain Common Stock Purchase Warrants with an exercise price of $0.04 per share of Common Stock (the “Second Warrant Shares,” and together with the First Warrant Shares, the “2022 Warrant Shares”), as described in the Registration Statement; (3) 580,046,880 shares of Common Stock issuable upon the conversion of certain Future Advance Convertible Promissory Notes (the “Note Shares”), as described in the Registration Statement; (4) 19,444,446 shares of Common Stock issued pursuant to certain side letter settlement agreements described in the Registration Statement (the “Side Letter Shares”); (5) 131,825,235 shares of Common Stock issued in August 2020 as described in the Registration Statement (the “August 2020 Shares”); (6) 131,825,235 shares of Common Stock issuable upon the exercise of certain warrants issued in August 2020 (the “August 2020 Warrant Shares”) as described in the Registration Statement; (7) 9,266,250 shares of Common Stock issuable upon the exercise of certain warrants issued to the August 2020 placement agent for certain of the private placements described in the Registration Statement (the “Placement Agent Warrant Shares”); (8) 8,600,000 shares of Common Stock issuable upon the exercise of certain warrants issued in August 2020 (the “LGH Warrant Shares,” and together with the August 2020 Warrant Shares and the Placement Agent Warrant Shares, the “2020 Warrant Shares”); (9) 21,997,500 shares of Common Stock issued pursuant to certain consulting and endorsement arrangements as described in the Registration Statement (the “Consulting Shares”); (10) 16,071,390 shares of Common Stock issued upon the prior conversion of certain Series C Preferred Stock (the “Series C Conversion Shares”); and (11) 1,428,568 shares of Common Stock issued upon the prior conversion of certain Series D Preferred Stock (the “Series D Conversion Shares”).  We collectively refer to the 2020 Warrant Shares and the 2022 Warrant Shares as the “Warrant Shares.”  We collectively refer to the Side Letter Shares, the August 2020 Shares, the Consulting Shares, the Series C Conversion Shares, and the Series D Conversion Shares as the “Other Shares”.

SANUWAVE Health, Inc. January 31, 2023 Page 2

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of SEC Regulation S-K (12 C.F.R. § 229.601(b)(5)).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on May 6, 2004, as amended by that certain Certificate of Amendment as filed with the Secretary of State of Nevada on November 5, 2009, as amended by that certain Certificate of Amendment as filed with the Secretary of State of Nevada on May 29, 2012, as amended by that certain Certificate of Amendment as filed with the Secretary of State of Nevada on September 8, 2015, as amended by that certain Certificate of Amendment as filed with the Secretary of State of Nevada on December 30, 2020, and as amended by that certain Certificate of Amendment as filed with the Secretary of State of Nevada on January 31, 2023; (iii) the Bylaws of the Company; (iv) certain unanimous written consents of the Board of Directors of the Company dated July 27, 2022, August 25, 2022, October 14, 2022, October 21, 2022 and January 23, 2023; (v) certain written consents of the shareholders of the Company dated December 20, 2022; (vi) that certain Officer’s Certificate of the Company dated January 31, 2023; and (vii) the Form 8-K of the Company filed with the SEC on December 19, 2022. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies.  We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.  In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, and, other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

Based upon and subject to the foregoing, we are of the opinion that:

(1)          The Warrant Shares have been duly authorized and, upon exercise of the warrants pursuant to their respective terms, and when issued and sold by the Company and paid for in accordance with the terms of the respective warrants, will be validly issued, fully paid, and non-assessable;

(2)          The Note Shares have been duly authorized and, upon conversion of the Future Advance Convertible Promissory Notes pursuant to their respective terms, and when issued by the Company in accordance with the terms of the respective Future Advance Convertible Promissory Notes, will be validly issued, fully paid, and non-assessable; and

SANUWAVE Health, Inc. January 31, 2023 Page 3

(3) The Other Shares have been duly authorized and are validly issued, fully paid, and non-assessable

We disclaim any undertaking to advise you of any changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws).  We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal or state securities laws related to the issuance and sale of the Securities.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours, /s/ HUTCHISON & STEFFEN, PLLC HUTCHISON & STEFFEN, PLLC